Exhibit 99.1

NEWS RELEASE

HECLA ANNOUNCES RECEIPT OF INVESTMENT CANADA

ACT APPROVAL

FOR IMMEDIATE RELEASE

May 28, 2013

COEUR D’ALENE, IDAHO -- Hecla Mining Company (Hecla)(NYSE:HL) today announced that the Minister of Industry and Minister of State has in accordance with the Investment Canada Act (Canada) approved the arrangement transaction involving Hecla and Aurizon Mines Ltd. (the Arrangement). Accordingly, closing of the Arrangement is anticipated to occur on June 1, 2013.

About Hecla

Established in 1891, Hecla Mining Company is the largest and lowest-cost primary silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Jim Sabala, Sr. VP and CFO

or

Mike Westerlund, VP-Investor Relations

Hecla Mining Company

Investor Relations

Direct Main: 1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com

www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com